Exhibit 10.19

Prudential Investment Management, Inc.

and each of the Purchasers listed on Annex A hereto

c/o Prudential Capital Group

Four Embarcadero Center, Suite 2700

San Francisco, CA 94111-4180

July 1, 2005

McGrath RentCorp

5700 Las Positas Road

Livermore, California 94551

Attn:	Tom Sauer

Chief Financial Officer

Re:	Amendment to Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Note Purchase and Private Shelf Agreement, dated as of June 2, 2004 (as amended, restated or supplemented from time to time, the “Note Purchase Agreement”), by and between McGrath RentCorp (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“PIM”) and each of the Persons listed on Annex A hereto (collectively, the “Purchasers”), on the other hand. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Note Purchase Agreement.

Pursuant to the request of the Company and the provisions of paragraph 11C of the Note Purchase Agreement, and subject to the terms and conditions of this letter agreement, the Purchasers hereby amend and restate paragraph 6A(2), as follows:

“6A(2). Leverage Ratio.

The Company will not permit the ratio, calculated as of the last day of each fiscal quarter during the applicable period set forth below, of (i) Funded Debt as of such date to (ii) EBITDA for the period of four consecutive fiscal quarters of the Company ended as of such date, to be greater than the ratio set forth opposite such period:

Period	Ratio
Series A Closing Date through March 30, 2005	2.50:1.00
March 31, 2005 and thereafter	2.25:1.00

For purpose of this paragraph 6A(2), Funded Debt shall exclude Funded Debt created under the Multiparty Guaranty or under a Guarantee of the obligations of the Company under the Bank Credit Agreement or the Sweep.”

McGrath RentCorp

July 1, 2005

The amendment set forth in this letter agreement shall be limited precisely as written and shall not be deemed to be (a) an amendment, consent or waiver of any other terms or conditions of the Note Purchase Agreement or any other document related to the Note Purchase Agreement or (b) a consent to any future amendment, consent or waiver. Except as expressly set forth in this letter agreement, the Note Purchase Agreement and the documents related to the Note Purchase Agreement shall continue in full force and effect. The Company hereby acknowledges and reaffirms all of its obligations and duties under the Note Purchase Agreement and the Notes.

The Company hereby represents and warrants as follows (both before and after giving effect to the effectiveness of this letter agreement): (i) No Default or Event of Default has occurred and is continuing; (ii) the Company’s execution, delivery and performance of the Note Purchase Agreement, as modified by this letter agreement, have been duly authorized by all necessary corporate action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any governmental authority) in order to be effective and enforceable; (iii) the Note Purchase Agreement, as modified by this letter agreement, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity; and (iv) each of the representations and warranties set forth in paragraph 8 of the Note Purchase Agreement is true, correct and complete as of the date hereof (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties are true, correct and complete as of such other date).

This letter agreement shall become effective on the date on which (i) each of the Purchasers shall have received a fully executed counterpart of this letter agreement from the Company, and (ii) Bingham McCutchen LLP shall have received from the Company its accrued and unpaid legal fees and expenses, including, without limitation, its fees and expenses in connection with the preparation, negotiation, execution and delivery of this letter agreement.

This document may be executed in multiple counterparts, which together shall constitute a single document.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

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If you are in agreement with the foregoing, please sign the enclosed counterpart of this letter agreement in the space indicated below and return it to the Purchasers at the above address whereupon, subject to the conditions expressed herein, it shall become a binding agreement between the Company and the Purchasers.

Sincerely,

GIBRALTAR LIFE INSURANCE CO., LTD.
By:	Prudential Investment
Management (Japan), Inc., as
Investment Manager
By:	Prudential Investment
Management, Inc., as Sub-Advisor

By:	/s/ Mathew Douglass
Name:	Mathew Douglass
Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Mathew Douglass
Name:	Mathew Douglass
Title:	Vice President

BAYSTATE INVESTMENTS, LLC
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:	/s/ Mathew Douglass
Name:	Mathew Douglass
Title:	Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:	/s/ Mathew Douglass
Name:	Mathew Douglass
Title:	Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:	/s/ Mathew Douglass
Name:	Mathew Douglass
Title:	Vice President

FORTIS BENEFITS INSURANCE COMPANY
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:	/s/ Mathew Douglass
Name:	Mathew Douglass
Title:	Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Mathew Douglass
Name:	Mathew Douglass
Title:	Vice President

AMERICAN BANKERS LIFE ASSURANCE COMPANY OF FLORIDA, INC.
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:	/s/ Mathew Douglass
Name:	Mathew Douglass
Title:	Vice President

Accepted and agreed to

as of the date first

appearing above:

MCGRATH RENTCORP

By:	/s/ Thomas J. Sauer
Name:	Thomas J. Sauer
Title:	Vice President & Chief Financial Officer

Each of the undersigned acknowledges, consents to, and agrees with the modifications effected by this letter agreement and further reaffirms all of their obligations under the Multiparty Guaranty and the other Transaction Documents to which it is a party:

ENVIROPLEX, INC.

By:	/s/ Thomas J. Sauer
Name:	Thomas J. Sauer
Title:	Vice President & Chief Financial Officer

MOBILE MODULAR MANAGEMENT CORPORATION

By:	/s/ Thomas J. Sauer
Name:	Thomas J. Sauer
Title:	Vice President & Chief Financial Officer

TRS-RENTELCO INC.

By:	/s/ Thomas J. Sauer
Name:	Thomas J. Sauer
Title:	Vice President & Chief Financial Officer

ANNEX A

PURCHASERS

Gibraltar Life Insurance Co., Ltd.

The Prudential Insurance Company of America

Baystate Investments, LLC

United of Omaha Life Insurance Company

Farmers New World Life Insurance Company

Fortis Benefits Insurance Company

Pruco Life Insurance Company

American Bankers Life Assurance Company of Florida, Inc.